                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                          Willamette Industries, Inc.
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /1/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................

                          WILLAMETTE INDUSTRIES, INC.
                          3800 FIRST INTERSTATE TOWER
                             1300 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97201

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1994

                               ----------------

  The annual meeting of shareholders of Willamette Industries, Inc. ("Company"), will be held at the RiverPlace Alexis Hotel, 1510 S.W. Harbor Way, Portland, Oregon, on Thursday, April 28, 1994, at 10 a.m., for the following purposes:

    1. To elect four Class C directors.

    2. To approve the appointment of KPMG Peat Marwick, independent certified public accountants, to examine the financial statements of the Company for the year 1994.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record as of the close of business on March 2, 1994, will be entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the meeting in person. Whether or not you plan to attend, please date, sign and mail the enclosed proxy to avoid the expense of further solicitation. A majority of the outstanding shares must be represented at the meeting in order to transact business, and whether you own few or many shares, your proxy is important in fulfilling this requirement.

  If you attend the meeting, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                                 J. A. Parsons
                                                  Secretary

Portland, Oregon
March 14, 1994

This Proxy Statement has been printed on Pennlite Opaque(R) paper produced by the Company.

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willamette Industries, Inc., an Oregon corporation ("Company"), of proxies in the accompanying form for use at the annual meeting of shareholders to be held on April 28, 1994. This Proxy Statement and accompanying form of proxy were first sent or given to shareholders on approximately March 14, 1994.

  When a proxy in the enclosed form is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted for items 1 and 2 of the accompanying Notice of Annual Meeting of Shareholders. Shareholders may expressly abstain from voting on item 2 by so indicating on the proxy. Abstentions and shares represented by duly executed and returned proxies of brokers and other nominees which are expressly not voted on a matter to be presented at the annual meeting will have no effect on the required vote on the matter.

  A proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise (i) by delivering written notice of revocation to the secretary of the Company, (ii) by executing a subsequent proxy relating to the same shares which is delivered to the secretary or (iii) by attending the annual meeting and voting in person (although attendance at the meeting in itself will not constitute revocation of a proxy).

                            HOLDERS OF COMMON STOCK

  The close of business on March 2, 1994, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 55,019,378 shares of $.50 par value common stock ("Common Stock"), each share of which is entitled to one vote at the meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting.

  The following table gives certain information concerning the holdings of Common Stock as of January 31, 1994, of each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, of each of the directors and nominees, of each of the named executive officers referred to in the Summary Compensation Table below and of the Company's directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                            SHARES OF
                          COMMON STOCK
                          BENEFICIALLY                NATURE OF              PERCENT OF
                            OWNED AT                  BENEFICIAL            OUTSTANDING
NAME                   JANUARY 31, 1994(1)           OWNERSHIP(1)           COMMON STOCK
- ----                   -------------------           ------------           ------------
C. M. Bishop, Jr.               2,000      Shared Voting and Disposition          --
Maurie D. Clark(2)          4,134,922      Sole Voting and Disposition          7.53%
Gerard K. Drummond              2,000      Sole Voting and Disposition            --
E. B. Hart                        746      Sole Voting and Disposition            --
William P. Kinnune(3)          38,385      Sole Voting and Disposition           .07%
                                           Sole Voting and Shared
                                4,617       Disposition                          .01%
                               39,566      Sole Disposition                      .07%
                               82,568      Total                                 .15%
C. W. Knodell                  63,866      Sole Voting and Disposition           .12%
Paul N. McCracken               3,040      Sole Voting and Disposition           .01%
                                  230      Shared Voting and Disposition          --
                                3,270      Total                                 .01%

                                             (Table continued on following page)

                               SHARES OF
                             COMMON STOCK
                             BENEFICIALLY                NATURE OF              PERCENT OF
                               OWNED AT                  BENEFICIAL            OUTSTANDING
          NAME            JANUARY 31, 1994(1)           OWNERSHIP(1)           COMMON STOCK
          ----            -------------------           ------------           ------------
Michael R. Onustock(3)            21,602      Sole Voting and Disposition           .03%
                                              Sole Voting and Shared
                                   3,602       Disposition                          .01%
                                  15,927      Sole Disposition                      .03%
                                  41,131      Total                                 .07%
J. A. Parsons(3)                  24,275      Sole Voting and Disposition           .04%
                                              Sole Voting and Shared
                                   3,602       Disposition                          .01%
                                  25,277      Sole Disposition                      .05%
                                  53,154      Total                                 .10%
Steven R. Rogel(3)                23,725      Sole Voting and Disposition           .04%
                                              Sole Voting and Shared
                                   4,808       Disposition                          .01%
                                  44,100      Sole Disposition                      .08%
                                  72,633      Total                                 .13%
Stuart J. Shelk, Jr.             502,998      Sole Voting and Disposition           .92%
Robert M. Smelick                  2,000      Sole Voting and Disposition            --
William Swindells(3)(4)        1,316,131      Sole Voting                          2.40%
                               1,845,312      Shared Voting                        3.36%
                               1,378,770      Sole Disposition                     2.51%
                               1,853,130      Shared Disposition                   3.37%
                               3,235,463       Total                               5.89%
Samuel C. Wheeler              1,038,520      Sole Voting and Disposition          1.89%
Benjamin R. Whiteley               2,000      Shared Voting and Disposition          --
All directors and execu-       3,140,329      Sole Voting                          5.72%
tive officers as a group       1,849,542      Shared Voting                        3.37%
(16 persons), including        3,271,470      Sole Disposition                     5.95%
persons listed above(3)        1,876,317      Shared Disposition                   3.41%
                               5,237,762       Total                               9.53%

- --------
(1) Shares are included in the table as "beneficially owned" if the person named has or shares the right to vote or direct the voting of or the right to dispose or direct the disposition of such shares. Inclusion of shares in the table does not necessarily imply that the persons named receive the economic benefits of the shares so listed.

(2) Mr. Clark's address is Suite 600, 1211 S.W. Fifth Avenue, Portland, Oregon 97204.

(3) Includes shares subject to options exercisable within 60 days after January 31, 1994, under the Company's 1986 Stock Option and Stock Appreciation Rights Plan ("Stock Option Plan") as follows: Mr. Kinnune, 39,566 shares; Mr. Onustock, 15,927 shares; Mr. Parsons, 25,277 shares; Mr. Rogel, 44,100 shares; Mr. Swindells, 74,020 shares; and all executive officers as a group, 251,743 shares.

(4) Mr. Swindells' address is 1300 S.W. Fifth Avenue, Portland, Oregon 97201.

  Under Section 16 of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16 Reports") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who to the Company's knowledge were required to file
Section 16 Reports and did not do so on a timely basis. Based solely on a review of copies of Section 16 Reports furnished to the Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16 Reports on a timely basis, except that Mr. Kinnune filed one Section 16 Report after its due date reporting two transactions in Common Stock.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes serving staggered three-year terms. The Board held four meetings during 1993. Each director attended at least 75 percent of the total of (i) the meetings of the Board and (ii) the meetings held by all committees of the Board on which he served.

  The four nominees named below for election as Class C directors are members of the Board of Directors. The nominees elected as Class C directors will serve until the 1997 annual meeting of shareholders. The accompanying proxy when properly executed and returned to the Company will be voted for the nominees named below unless authority to vote is withheld. If a quorum is present, a nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election.

  Under the Company's bylaws, a shareholder desiring to nominate a candidate for election as a director must give written notice to the Company with specified information not less than 90 days prior to any annual meeting and not less than seven days after the giving of notice to the shareholders of any special meeting at which directors are to be elected.

  If for any reason any of the nominees named below should become unavailable for election (an event that the Board of Directors does not anticipate), the proxy will be voted for the election of such substitute nominee as may be designated by the Board of Directors. Information with respect to each person nominated for election as a director and each other person whose term of office as a director will continue after the meeting is set forth below. Ages shown are as of December 31, 1993.

CLASS A (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 1995)

  C. M. Bishop, Jr., age 69, has been a director of the Company since 1981. Mr. Bishop has been vice chairman of Pendleton Woolen Mills, a fabric manufacturer, since January 1993. Prior to that time he was president of Pendleton Woolen Mills for more than five years. Mr. Bishop is also a director of First Interstate Bank of Oregon, N.A., and PacifiCorp.(3)

  Robert M. Smelick, age 51, has been a director of the Company since 1990. Mr. Smelick has been a principal of Sterling Payot Company, an investment company, since 1989. Prior to that time he was a managing director of The First Boston Corporation, an investment banking company, for more than five years. Mr. Smelick is also a director of Metricom, Inc.(3)

  Benjamin R. Whiteley, age 64, has been a director of the Company since 1990. Since December 1992, Mr. Whiteley has been chairman and chief executive officer of Standard Insurance Company, a life insurance company, of which he is also a director. Prior to that time he was president and chief executive officer of Standard Insurance Company for more than five years. Mr. Whiteley is also a director of Northwest Natural Gas Company and United States National Bank of Oregon.(1)(2)

CLASS B (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 1996)

  E. B. Hart, age 69, has been a director of the Company since 1978. Prior to his retirement in 1989, Mr. Hart had been chairman and chief executive officer of Pay Less Drug Stores Northwest, Inc., a retail chain, for more than five years. Prior to 1987, he was also president of that company.(3)

  C. W. Knodell, age 66, has been a director of the Company since 1988. Prior to his retirement from the Company in April 1989, Mr. Knodell was executive vice president, chief financial officer, secretary and treasurer of the Company for more than five years. Mr. Knodell is also a director of David Evans and Associates, Inc.(1)(2)

  William Swindells, age 63, has been a director of the Company since 1964. For more than the past five years, Mr. Swindells has been chairman of the board and chief executive officer of the Company. Prior to April 1991 he was also president of the Company. Mr. Swindells is also a director of Standard Insurance Company.(1)

CLASS C (NOMINEES WHOSE TERMS OF OFFICE WILL EXPIRE IN 1997)

  Gerard K. Drummond, age 56, has been a director since 1991. Since July 1993, Mr. Drummond has been of counsel to the law firm of Stoel Rives Boley Jones & Grey. For more than the prior five years, he was chairman of the board of NERCO, Inc., a natural resources company, its chief executive officer (except during the period February 1992 to November 1992), and an executive vice president of PacifiCorp, a public utility holding company.(2)

  Paul N. McCracken, age 65, has been a director of the Company since 1986. Mr. McCracken has been chairman and chief executive officer of Tumac Lumber Co., Inc., a wood products broker, for more than the past five years.(1)(2)

  Stuart J. Shelk, Jr., age 49, has been a director of the Company since 1983. Mr. Shelk has been managing general partner of Ochoco Lumber Co., a lumber manufacturer, for more than the past five years. Mr. Shelk is also a director of United States National Bank of Oregon.(3)

  Samuel C. Wheeler, age 65, has been a director of the Company since 1972. Mr. Wheeler has been president of Wheeler Management Co., Inc., a wood products manufacturer, for more than the past five years. Mr. Wheeler is also vice president of Barclay Logging Company, a logging contractor.(1)(2)
- --------
(1) Member of executive committee.
(2) Member of compensation and nomination committee ("Compensation Committee"). The Compensation Committee, which held two meetings during 1993, reviews the compensation of the Company's directors and officers prior to consideration of such matters by the Board of Directors as a whole. The committee also administers the Company's Stock Option Plan. In addition, the committee also makes recommendations to the Board concerning nominations of directors and selection of executive personnel. The Compensation Committee will consider shareholder suggestions as to nominees for directors; such suggestions should be addressed to the secretary of the Company at its principal executive offices. In order to be considered prior to next year's annual meeting, such suggestions should be received by December 31 of this year.
(3) Member of audit committee. The audit committee, which met twice during 1993, is responsible for: (i) nominating and recommending independent auditors for selection by the Board of Directors, (ii) reviewing the scope of audit proposed to be performed, (iii) reviewing the results of the past year's audit with the auditors and (iv) reviewing the independent auditors' suggestions and comments with respect to internal financial and operational controls, including monitoring the steps taken to implement suggestions by the independent auditors. J. A. Parsons, executive vice president and chief financial officer, secretary and treasurer of the Company, is an ex officio member of the audit committee.

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has reappointed KPMG Peat Marwick, independent certified public accountants, to examine the financial statements of the Company for the year 1994. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the appointment. If the shares voted against approval exceed the shares voted in favor of approval, the Board will reconsider the appointment. The members of the audit committee of the Board are indicated in the table set forth under the caption "Election of Directors."

  The Company expects representatives of KPMG Peat Marwick to be present at the annual meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

                                 OTHER MATTERS

  Management knows of no matters to be brought before the meeting other than those described above. However, should any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers (the "named executive officers") during each of the years in the three-year period ended December 31, 1993.

                             ANNUAL    LONG-TERM COMPENSATION
                          COMPENSATION         AWARDS
                          ------------ -----------------------
                                       RESTRICTED  NUMBER OF
    NAME AND                             STOCK     SECURITIES
   PRINCIPAL                             AWARDS    UNDERLYING     ALL OTHER
    POSITION         YEAR    SALARY      (1)(2)   OPTIONS/SARS COMPENSATION(3)
   ---------         ---- ------------ ---------- ------------ ---------------
William Swindells    1993   $588,000    $    --      16,350        $14,150
 Chairman and Chief  1992    575,000         --      13,680         13,731
 Executive Officer   1991    568,833     114,959     25,440            --
Steven R. Rogel      1993    465,000         --      12,800         14,150
 President and Chief 1992    426,667         --       9,040         13,731
 Operating Officer   1991    353,333      75,978     11,440            --
William P. Kinnune   1993    380,000         --       8,770         14,150
 Executive Vice      1992    363,333         --       6,940         13,731
 President           1991    337,333      69,977     11,900            --
Michael R. Onustock  1993    310,000         --       7,110         14,150
 Executive Vice      1992    291,667         --       5,460         13,731
 President           1991    263,333      54,999      9,160            --
J. A. Parsons        1993    307,000         --       7,110         14,150
 Executive Vice      1992    291,667         --       5,460         13,731
 President and Chief 1991    263,333      54,999      9,160            --
 Financial Officer

- --------
(1) The value of a restricted stock award is calculated by multiplying the closing sale price of the Common Stock on the NASDAQ National Market System on the date of grant by the number of restricted shares of Common Stock awarded.

(2) The aggregate number of restricted shares of Common Stock held by each named executive officer and the value of such shares on December 31, 1993 (based on the closing sale price of the Common Stock, $49 1/2, reported on the NASDAQ National Market System), are as follows:

                               NO. OF
                 NAME          SHARES  VALUE
                 ----          ------ --------
          William Swindells    7,818  $386,991
          Steven R. Rogel      4,808   237,996
          William P. Kinnune   4,617   228,542
          Michael R. Onustock  3,602   178,299
          J. A. Parsons        3,602   178,299

  Dividends are paid on the restricted shares at the same rate as on other shares of Common Stock.

(3) The amounts shown for 1993 are Company contributions to its Stock Purchase Plan, a qualified plan under Section 401(k) of the Internal Revenue Code of 1986 ("401(k) Plan"), for the benefit of the named executive officers. Amounts for 1991 are not shown in accordance with applicable rules of the Securities and Exchange Commission.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information as to options to purchase Common Stock granted to the named executive officers during 1993 pursuant to the Company's Stock Option Plan. No SARs were granted during 1993.

                                                                            POTENTIAL
                                                                       REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                       PRICE APPRECIATION
                               INDIVIDUAL GRANTS                       FOR OPTION TERM(3)
                     --------------------------------------            -------------------
                     NUMBER OF  PERCENTAGE OF
                     SECURITIES TOTAL OPTIONS
                     UNDERLYING   GRANTED TO     EXERCISE
                      OPTIONS     EMPLOYEES       PRICE     EXPIRATION
NAME                 GRANTED(1) IN FISCAL YEAR PER SHARE(2)    DATE       5%       10%
- ----                 ---------- -------------- ------------ ---------- -------- ----------
William Swindells      16,350        6.31%        $39.25    April 2003 $403,585 $1,022,764
Steven R. Rogel        12,800        4.94          39.25    April 2003  315,957    800,696
William P. Kinnune      8,770        3.38          39.25    April 2003  216,480    548,602
Michael R. Onustock     7,110        2.74          39.25    April 2003  175,504    444,762
J. A. Parsons           7,110        2.74          39.25    April 2003  175,504    444,762

- --------
(1) Options were granted for the numbers of shares indicated at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable cumulatively as follows: 33 1/3 percent after one year, an additional 33 1/3 percent after two years, and the remainder after three years. However, the options become immediately exercisable in full upon a change in control of the Company and remain exercisable in full until the earlier of three years after the date the change in control occurs or the expiration of the options. In addition, upon termination of the named executive officer's employment by reason of death, disability or retirement or, if a change in control of the Company occurs, upon termination of the officer's employment for any other reason (other than on account of conduct that constitutes a felony) within the two-year period following the change in control, the officer's options may be exercised in full generally until the earlier of three years following termination or the expiration of the option term. If the officer's employment terminates for a reason other than death, disability or retirement and not following a change in control, the options held by the officer expire upon the earlier of the expiration of the option term or 30 days from the date of termination of employment. During the 45-day period following a change in control, the officer may elect to surrender his options for cash in an amount equal to the excess of the fair market value of the shares of Common Stock covered by the options on the date of surrender over the exercise price of the options.

(2) Subject to certain conditions, the exercise price and tax withholding obligations related to exercise may be paid by delivery of previously acquired shares of Common Stock.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually over the full term of the options. There can be no assurance that the Common Stock will appreciate at any particular rate or at all.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  Information regarding exercises of stock options and tandem SARs by the named executive officers during 1993 and unexercised options and tandem SARs held by them as of December 31, 1993, is summarized in the table set forth below.

                                                     NUMBER OF
                                                    UNEXERCISED          VALUE OF UNEXERCISED
                      NUMBER OF                   OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                       SHARES                    DECEMBER 31, 1993      AT DECEMBER 31, 1993(2)
                     ACQUIRED ON    VALUE    ------------------------- -------------------------
      NAME            EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----           ----------- ----------- ----------- ------------- ----------- -------------
William Swindells      15,000     $270,000     80,200       33,950     $2,028,940    $483,908
Steven R. Rogel           --           --      44,100       22,640      1,090,257     293,899
William P. Kinnune     13,380      351,225     39,566       17,364        911,180     241,700
Michael R. Onustock     7,540      194,155     15,427       13,803        363,357     190,549
J. A. Parsons             --           --      25,277       13,803        363,357     190,549

- --------
(1) Represents the difference between the fair market value of shares of the Common Stock received on exercise of stock options or SARs at the date of exercise and the option exercise price.

(2) Calculated based on the difference between the closing sale price of the Common Stock, $49 1/2, reported on the NASDAQ National Market System on December 31, 1993, and the aggregate exercise price of the unexercised options. All options reflected in the table were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

PENSION PLAN

  The retirement plan that the Company maintains for its salaried and office employees (including officers) provides for payment of retirement benefits generally based upon an employee's years of service with the Company and compensation level. Funding of the plan is actuarially determined. The following table shows the estimated annual benefits payable upon retirement (assuming normal retirement at age 65) for unmarried employees at specified compensation levels (based upon the highest average of five consecutive years) with various years of service (assuming continuous full-time employment with the Company from date of hire to date of retirement):

                                       YEARS OF SERVICE
                     -----------------------------------------------------
      REMUNERATION      15       20       25       30       35       40
      ------------   -------- -------- -------- -------- -------- --------
        $300,000     $ 72,427 $ 96,569 $120,711 $144,853 $168,995 $191,495
         400,000       97,177  129,569  161,961  194,353  226,745  256,745
         500,000      121,927  162,569  203,211  243,853  284,495  321,995
         600,000      146,677  195,569  244,461  293,353  342,245  387,245
         700,000      171,427  228,569  285,711  342,853  399,995  452,495

  Compensation used in determining retirement benefits consists of the employee's regular fixed salary including amounts deferred at the election of the employee and contributed to the Company's 401(k) Plan. With respect to the named executive officers, such compensation is the amount shown for the officers under "Salary" in the Summary Compensation Table above.

  The credited years of service for each of the named executive officers is as follows: Mr. Swindells, 40; Mr. Rogel, 21; Mr. Kinnune, 32; Mr. Onustock, 21; and Mr. Parsons, 27.

  The benefits payable upon retirement are single-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. The level of benefits is based in part upon the average of the Social Security wage bases for the 35 years ending with Social Security retirement age. Amounts shown in the table are based upon the Social Security covered compensation for an employee attaining age 65 in 1994. Retirement benefits may be reduced from the amounts shown in the case of early retirement (or other early termination of employment), in the case of a married employee whose benefits are paid in the form of a joint and survivor annuity and in the case of an employee whose employment with the Company has not been continuous. Special provisions in the plan may apply in the case of death or disability; there are also provisions relating to the computation of years of service for vesting or benefit purposes in the case of service with certain employers acquired by the Company at various times in the past.

  The Company has agreed that, to the extent a retirement benefit under its retirement plan may not be paid because of limitations required by the Internal Revenue Code of 1986, the Company will pay such benefit from a trust account which has been funded by the Company as soon as the employee ceases employment and is at least age 55 or on becoming totally and permanently disabled. The amounts shown include amounts proposed to be paid under the agreement. Benefits to be paid under the agreement are not funded by contributions to the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE

  During 1993, Messrs. Drummond, Knodell (who served as an executive officer of the Company until his retirement in 1989), McCracken, Wheeler and Whiteley served on the Company's Compensation Committee.

  Mr. McCracken is chairman and chief executive officer of Tumac Lumber Co., Inc., a wood products broker, which purchases building materials products from, and sells such products to, the Company in the ordinary course of business at prevailing market prices. During 1993, such transactions amounted to approximately $50,336,000.

  Mr. Wheeler is vice president of Barclay Logging Company and president of Wheeler Management Co., Inc., which perform contract logging services for, and purchase building materials from, the Company in the ordinary course of business at prevailing market prices. During 1993, such transactions amounted to approximately $548,000. Mr. Wheeler served as a vice president of the Company until his resignation in 1973.

  Mr. Whiteley is chairman and chief executive officer and in 1992 was president and chief executive officer of Standard Insurance Company. Mr. Swindells is and during 1993 was a member of the board of directors of Standard Insurance Company.

OTHER TRANSACTIONS

  Ochoco Lumber Co., of which Mr. Shelk is managing general partner, sells wood products to, and purchases such products from, the Company in the ordinary course of business at prevailing market prices. During 1993, such transactions aggregated approximately $4,270,000.

  The Company purchases equipment in the ordinary course of business at prevailing market prices from Rogers Machinery Co., Inc., in which members of Mr. Parsons' immediate family own a majority interest. During 1993, such purchases amounted to approximately $294,000.

                      REPORT OF THE COMPENSATION COMMITTEE

  It is the responsibility of the compensation and nominating committee of the Board of Directors ("Compensation Committee") to oversee the administration of salary, stock options, and restricted stock awards to all officers (22 persons). The committee's salary recommendations, when approved by the Board of Directors, set the level of compensation for all of these officers. The committee is also responsible for selecting the key employees, including officers, to receive awards under the Company's Stock Option Plan and for determining the types, amounts, and terms of such awards. In addition, the committee hears reports from Mr. Swindells, the Company's chairman and chief executive officer, and considers the performance of individual officers, planned succession, and related matters.

  The compensation policy of the Company recognizes that the Company's business is the conversion of timber and wood fiber into products which are largely of a commodity nature and that the Company is integrated "from the stump to the customer" with only Mr. Swindells, as chief executive officer, and Mr. Rogel, as president, responsible for all operations. For these two reasons--little control of sales prices in commodity markets and little individual control over material costs and transfer prices of specific business segments--the Company does not compensate employees with bonuses or other forms of short-term incentive compensation. All salaried employees, including all officers, are paid base salaries only.

  From time to time, the Compensation Committee has received reports from compensation consultants regarding competitive industry salaries. The Company also participates annually in industrywide salary surveys and conducts its own review of compensation information in proxy statements of competing companies. From these sources, the committee evaluates compensation levels of a peer group of other forest products companies with comparable sales and product mix and uses these evaluations when reviewing and approving management's recommendations and when setting Mr. Swindells' salary. In arriving at its salary recommendations for 1993, the Compensation Committee considered the remuneration paid by a peer group which included five of the companies in the Standard & Poor's Paper & Forest Products Index used in the graph shown under the caption "Performance Graph" below.

  The 1993 salaries recommended by the Compensation Committee for the Company's executive officers, other than Mr. Swindells, were determined after comparison with the cash compensation paid by the peer group to officers in comparable positions and taking into account available information concerning comparable levels of responsibility. In arriving at salary recommendations for individual officers, the committee also compared their duties to the duties of other officers and employees in the Company. Each recommended salary was within the range of the cash compensation paid to the comparable peer group officers. Some of the recommended salaries were near the high end of the range and others were closer to the low end of the range. The salary recommended for Mr. Swindells was based on comparing his duties and responsibilities to those of other senior officers in the Company. In formulating its salary recommendations, the Compensation Committee did not consider stock options and other noncash compensation programs of the peer group companies or the stock options granted to Company officers.

  As an incentive to stock ownership by employees and as a form of long-term incentive compensation, the Company annually grants stock options and occasionally awards shares of restricted Common Stock to selected key employees.

  Stock options are granted by the Compensation Committee based on a formula relating to base salary and the Company's return on shareholder equity. Under the formula, a target number of options for each executive officer is determined by dividing a percentage of the officer's salary (ranging from 80 percent to 120 percent based on level of responsibility) by the market price of the Common Stock at the date of grant. The target number is subject to downward adjustment based on the Company's return on shareholder equity for its most recent fiscal year. No adjustment is made if the Company's return on shareholder equity exceeds by a specified margin the composite return on shareholder equity of forest products companies as reported by a nationally recognized financial publication. If the specified margin is not achieved, the options are reduced proportionately by up to 30 percent of the target number. The Company's 1992 return on shareholder equity exceeded the reported industry composite by less than the specified margin. Accordingly, option grants in 1993 were lower than the targets. The formula does not take into account the number of stock options previously granted to an executive officer.

  Restricted stock is awarded to executive officers based upon the Compensation Committee's subjective evaluation of the Company's performance. No restricted stock awards have been made since 1991.

  The Compensation Committee determines Mr. Swindells' stock options and restricted stock awards using the same principles as it uses in granting stock options and restricted stock awards to other executive officers.

  Section 162(m) was recently added to the Internal Revenue Code of 1986, as amended, to limit the deductibility of compensation paid to a covered employee in a taxable year to $1,000,000 plus performance-based and other qualifying compensation. The Compensation Committee has not adopted any policy under
Section 162(m) with respect to compensation paid to its executive officers. The salary currently paid to each executive officer is substantially less than $1,000,000 and, under the transition provisions of the proposed regulations relating to Section 162(m), compensation attributable to options granted under the Company's Stock Option Plan through at least 1997 will qualify as performance based.

                                          COMPENSATION COMMITTEE

                                          Gerard K. Drummond  C. W. Knodell

                                          Samuel C. Wheeler Benjamin R. Whiteley

                                          Paul N. McCracken, Chairman

                               PERFORMANCE GRAPH

  The following graph compares the annual percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Paper & Forest Products Index, in each case assuming investment of $100 on December 31, 1988, and reinvestment of dividends.


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG WILLAMETTE INDUSTRIES,INC.,
              S&P PAPER & FOREST PRODUCTS INDEX AND S&P 500 INDEX


                             WILLAMETTE     S&P PAPER
Measurement Period           INDUSTRIES,    & FOREST
(Fiscal Year Covered)        INC.           PRODUCTS     S&P 500
- -------------------          ----------     ---------    ----------
Measurement Pt-
12/31/88                     $100           $100         $100
FYE 12/31/89                 $128           $121         $132
FYE 12/31/90                 $104           $110         $128
FYE 12/31/91                 $149           $139         $166
FYE 12/31/92                 $211           $159         $179
FYE 12/31/93                 $259           $175         $197



                           COMPENSATION OF DIRECTORS

  Directors of the Company, other than directors who are also officers of the Company or a subsidiary, receive a retainer fee of $15,000 per year, plus $1,200 for each Board meeting attended and $1,000 for each committee meeting attended, except that the chairman of a committee receives an attendance fee of $1,500. A director may elect to have these fees paid into a tax-deferred account.

  The Company maintains a retirement plan for nonemployee directors who serve on the Board on or after September 1, 1989, and who complete five years of service as nonemployee directors after January 31, 1980. Upon retirement, a former director receives annual payments for a number of years equal to the number of years he or she served as a nonemployee director after January 31, 1980. Payments terminate on death. The amount of each annual payment equals the annual retainer fee for directors at the time the director retires. Benefits under the plan are not funded.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into agreements with certain of its key employees, including each of the named executive officers, that provide for severance compensation for the employees in the event their employment with the Company is terminated subsequent to a change in control (as defined) of the Company under the circumstances set forth in the agreements. Pursuant to the agreements, each employee has agreed to remain in the Company's employ following a tender offer or exchange offer for more than 30 percent of the combined voting power of the Company's voting securities until such offer has been abandoned or terminated or a change in control has occurred and unless the Company reduces the employee's compensation.

  If, within 36 months following a change in control, the employee's employment with the Company is terminated by the Company without cause (as defined) or by the employee with good reason (as defined), then the Company shall pay to the employee, upon demand, his full base salary through the date of termination at the rate in effect on the date the change in control occurred, plus severance compensation in an amount equal to 2.99 times the sum of (a) his annual base salary at the above-specified rate and (b) the average annual incentive compensation (if any) paid or accrued for his benefit in respect of the two fiscal years prior to the fiscal year in which the change in control occurs.

  The agreements further provide for the continuation of all noncash employee benefit plans and arrangements, with certain exceptions, for a period of one year following termination of employment after a change in control except by death, by the Company for cause or disability or by the employee other than for good reason. The employee is also entitled to be reimbursed for any reasonable legal fees and expenses he may incur in enforcing his rights under the agreement.

  In the event it is determined that any payment by the Company to or for the benefit of the employee in connection with a change in control is not deductible by the Company for federal income tax purposes, then amounts otherwise payable or distributable under the agreement are reduced to the maximum deductible amount.

  The agreements are for one-year terms which extend annually for an additional one-year term, unless either the Company or the employee gives notice that the agreement shall not be extended. In the event of a change in control while the agreements are in effect, the agreements are automatically extended for 36 months from the date the change in control occurs. The agreements terminate upon termination of employment prior to a change in control of the Company.

  In addition, upon a change in control, stock options and tandem SARs then outstanding become immediately exercisable in full and remain exercisable in full until the earlier of three years after the date the change in control occurs or the expiration of the option.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the next annual meeting of shareholders of the Company must be received by the Company no later than November 14, 1994, in order to be included in the proxy statement and proxy card for such meeting.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telegram and by telephone by regular employees of the Company without extra compensation for their services. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their reasonable expenses in forwarding soliciting materials to their principals and obtaining authorization for the execution of proxies.

                                          By Order of the Board of Directors

                                                 J. A. Parsons
                                                   Secretary

Portland, Oregon

                          WILLAMETTE INDUSTRIES, INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

William Swindells and J. A. Parsons, each with power of substitution, are hereby authorized to represent and vote the common stock of Willamette Industries, Inc. ("Company"), which the undersigned may be entitled to vote at the annual meeting of the Company's shareholders to be held April 28, 1994, or at any adjournment thereof:

1. Election of Directors Gerard K. Drummond, Paul N. McCracken, Stuart J. Shelk, Jr., Samuel C. Wheeler

[_]  FOR all nominees listed (except as indicated to the contrary below)

[_]  WITHHOLD AUTHORITY to vote for all nominees

 Instruction: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided:

 ------------------------------------------------------------------------------

2. A proposal to approve KPMG Peat Marwick to examine the Company's financial
   statements for 1994.   [_] FOR   [_] AGAINST   [_] ABSTAIN

3. In the discretion of the proxies named herein upon any other business which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR ITEMS 1 AND 2. Both proxies named herein, or if only one be present then that one, shall have all powers granted herein.
                                  (Continued and to be signed on the other side)

(Continued from other side)

  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 28, 1994, and accompanying proxy statement, and revokes all prior proxies for said meeting.

Dated..., 1994               ..................................................

                             ..................................................

                             ..................................................

                             ..................................................
                                       Signature(s) of Shareholder(s)

                             Please sign exactly as name appears hereon. In case of joint ownership, each joint owner must sign. Executors, administrators, trustees, etc., should give full title. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.